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EXHIBIT 4.1


Number
Shares
  0

                        [Picture of Eagle Appears Here]

                       See Reverse for Certain Definitions


               Incorporated under the laws of the State of Nevada
                                LOGSEARCH, INC.
                             Total Authorized Issue
                       75,000,000 Shares, $.001 Par Value
                                  Common Stock
                                    SPECIMEN


This is to certify that _________________________________________is the owner of

__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.


                       [Seal of Corporation Appears Here]

Dated

________________________    ________________________    ________________________
                            Secretary                   President